Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-272559 on Form S-8 of our report dated April 28, 2023 relating to the consolidated financial statements of Apollomics Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

March 28, 2024